UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Sears Credit Account Master Trust II
(Exact name of registrant as specified in charter)

Illinois (State of Organization)	0-244774 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

c/o SRFG, Inc. 3711 Kennett Pike Greenville, Delaware (Address of principal executive offices)		19807 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

Securities Act registration statement file number to which this form relates: 333-71358.

Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered None		Name of Each Exchange on Which Each Class is to be Registered None

Securities to be Registered Pursuant to
Section 12(g) of the Act:

Series 2002-5 Floating Rate Class A Master Trust Certificates

Series 2002-5 Floating Rate Class B Master Trust Certificates
(Title of Class)

Item 1.	Description of Registrant's Securities to be Registered

Item 1 incorporates by reference "The Certificates" on Pages 25 through 37 of the Prospectus dated November 12, 2002 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-71358) and "The Certificates" on Pages S-33 through S-61 of the Prospectus Supplement dated November 22, 2002 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-71358).

Item 2.	Exhibits

The Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.
Sears Credit Account Master Trust II (Registrant)

	By:	SRFG, Inc. (Originator of the Trust)

	By:	/s/ Keith E. Trost Keith E. Trost Vice President, Treasurer and Assistant Secretary

Date: December 12, 2002

EXHIBIT INDEX

 Exhibit No.
Exhibit 4.1

Pooling and Servicing Agreement, dated as of July 31, 1994, as amended, among SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.) as Seller ("SRFG"), Sears, Roebuck and Co. as Servicer ("Sears") and Bank One, National Association (formerly The First National Bank of Chicago) as Trustee (the "Trustee") (Incorporated by reference to Exhibit 4.1 of Sears Credit Account Master Trust II's Current Report on Form 8-K dated August 16, 1994 and filed on September 7, 1994).

Exhibit 4.2

Amendment to the Pooling and Servicing Agreement, dated as of March 31, 1995, among SRFG as Seller, Sears as Servicer and the Trustee (incorporated by reference to Sears Credit Account Master Trust II's Current Report on Form 8-K dated May 8, 1995).

Exhibit 4.3

Amendment No. 2 to the Pooling and Servicing Agreement dated as of December 21, 1995, among SRFG as Seller, Sears as Servicer and the Trustee (incorporated by reference to Sears Credit Account Master Trust II's Form 8-A dated March 23, 1999).

Exhibit 4.4

Amendment No. 3 to the Pooling and Servicing Agreement dated as of September 28, 2000, among SRFG as Seller, Sears as Servicer and the Trustee (incorporated by reference to Sears Credit Account Master Trust II's Current Report on Form 8-K/A dated September 28, 2000).

Exhibit 4.5

Amendment No. 4, Omnibus Amendment to the Pooling and Servicing Agreement dated as of December 7, 2000, among SRFG as Seller, Sears as Servicer and the Trustee (incorporated by reference to Sears Credit Account Master Trust II's Current Report on Form 8-K dated January 16, 2001).

Exhibit 4.6

Amendment No. 5 to the Pooling and Servicing Agreement dated as of July 20, 2001, among SRFG as Seller, Sears as Servicer and the Trustee (incorporated by reference to Sears Credit Account Master Trust II's Current Report on Form 8-K dated July 20, 2001).

Exhibit 4.7

Series 2002-5 Supplement, dated as of December 3, 2002, among Sears as Servicer, SRFG as Seller and the Trustee, including the Forms of Investor Certificates (incorporated by reference to Exhibit 4.1 of Sears Credit Account Master Trust II's Current Report on Form 8-K dated December 11, 2002).

Exhibit 99.1

Series 2002-5 Prospectus Supplement dated November 22, 2002, and Prospectus dated November 12, 2002, with respect to the Series 2002-5 Floating Rate Class A Master Trust Certificates and the Series 2002-5 Floating Rate Class B Master Trust Certificates (incorporated by reference to Exhibit 99 of Sears Credit Account Master Trust II's Current report on Form 424B5 dated November 26, 2002).